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                                                                   EXHIBIT 10.33

                              EMPLOYMENT AGREEMENT

    This updated EMPLOYMENT AGREEMENT ("Agreement") is made and entered into, in duplicate, as of June 1, 1999 (Effective Date), at San Francisco, California, by and between Mr. Keith H. Keogh, the undersigned employee (hereinafter referred to as "Employee"), and California Culinary Academy, Inc., a California corporation (hereinafter referred to as "Company").

    Employee entered into an employment agreement ("Initial Agreement") dated
May 31, 1995 with Employer to serve as Executive Vice President and COO of
Employer; and

    WHEREAS, Employee was appointed to the position of President and COO of Employer on April 30, 1996, and

    WHEREAS, Employee's annual compensation was increased to $195,999 on March
15, 1997; and

    WHEREAS, Employee was appointed to the position of President and CEO of Employer on May 1, 1998; and

    WHEREAS, the Compensation Committee of the Board of Directors of Employer recognized the need to update and clarify certain terms and conditions of the Initial Agreement; and

    WHEREAS, the Board of Directors feels that it is in the best interest of Employer for Employee to continue to serve Employer in the capacity of President and CEO and Employee is willing to continue to serve in said capacity;

    NOW THEREFORE, in consideration of the mutual premises, promises, covenants, and agreements herein contained, Employee and the Company do hereby agree as follows:

1.  DUTIES.

    The Company does hereby employ Employee in the capacity set forth in Item l(a) on Exhibit A, attached hereto and made part hereof. Employee does hereby accept such employment and agrees to perform the duties of such office.
Employee's duties will include all of those generally associated with said position, subject to the direction and assignment of the Company's Board of Directors. Employee shall devote substantially all of his time and energies to the foregoing duties. The duties assigned to Employee shall be performed at the place of employment specified in Item l(b) of Exhibit A.

2.  TERM OF EMPLOYMENT.

    (a) Except as provided in Section 2(b) hereof, the initial term of the employment relationship provided for herein shall commence as of the Effective
Date of this Agreement and end on the Second Anniversary Date of this Agreement, as specified in Exhibit A, Item 2. This Agreement shall automatically be extended in one (1) year intervals after said Anniversary Date unless, on or before ninety (90) days prior to such Anniversary Date, the Company advises
Employee that it wishes not to extend this Agreement. In such an event the Employee shall have entitlement to a sum equal to one year's annual compensation.

    (b) The occurrence of one or more of the following events shall constitute a "Triggering Event" regarding Employee's Severance Option as provided for in Exhibit A, Item 3(c) Severance Option:

        (i) Any shareholder or group of shareholders acting in concert, including any "associate" thereof as that term is defined in Rule 14a-l(a)
    (17 C.F.R. Sec. 240.14a-l(a)), under the Securities Exchange Act of 1934
    (the "Exchange Act") or any successor provision or rule under Section 14(a) of the Exchange Act, shall own, in the aggregate, directly or beneficially, greater than twenty percent (20%) of the outstanding Common Stock of the Company; and

        (ii) Any change in the composition of the board of directors of the
    Company resulting in a majority of the present directors of the Company not constituting a majority provided, that in
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    making such determination directors who were elected by, or on the recommendation of, such present majority, shall be excluded.

       (iii) Any reduction in employee's status, duties or reporting arrangements now in place.

    (c) For purposes of Section 2(b) above:

        (i) No stock owned by employee shall be taken into account for purpose of making the percentage-of-stock ownership determination required under subsection (b).

3.  COMPENSATION.

    (a) The company shall pay to employee, an annual cash compensation during each term of employee's employment hereunder, the sum set forth in Exhibit A.
Item 3(a) ("Annual Cash compensation"). If any term of this Agreement is for less than twelve (12) months, such sum shall be prorated for that period.

    (b) In addition to Employee's Annual Cash Compensation specified above,
Employee shall be entitled to receive the additional compensation, specified in Exhibit A, Item 3(b) ("Additional Compensation").

    (c) It is hereby acknowledged that employee has been granted a options to purchase a total of 180,000 shares of common stock of Employer as follows:

        (i) Option for 80,000 shares on June 14, 1995 at $8.00 per share

        (ii) Option for 120,000 shares on February 14, 1997 at $7.875 PER SHARE

    It is further acknowledged that Employee is entitled to an additional option to purchase 12,684 shares of Employer's common stock at a price of $8.00 per share due to increase in the Stock Market Value of Employer from June 19, 1996 and June 18=9, 1997, pursuant to Paragraph 5 of Initial Agreement.

    (d) Employee shall be entitled to receive such fringe benefits as the Company normally confers upon its employees holding similar or equivalent positions as well as these specific benefits enumerated in Exhibit A, Item 3(c)
("Executive Benefits Summary").

    (e) In the event of Employee's death, this Agreement will be terminated and all accrued and unpaid compensation and expenses will be payable to the Estate of the deceased Employee.

    (f) In addition to any other compensation herein above specified, if at any time during the twelve-month period following the Triggering Event specified in
Section 2(b), the Employee's employment with the Company is voluntarily or involuntarily terminated, without cause, Employee shall receive a lump-sum severance payment in an amount equal to twice the Gross Annual Salary amount specified in Item 3(a) of Exhibit A, less any income or employment tax withholdings which the Company is required by law to deduct therefrom.

4.  COMPETITION.

    Employee agrees that until termination of this Employment Agreement, absent the express, prior written authorization of the Company's Board of Directors, Employee shall not, directly or indirectly, engage in any activity competitive with or adverse to the Company's business or welfare, whether alone, as a partner of any partnership or joint venture or as an officer, director, employee or more than ten percent (10%) shareholder of any corporation.

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5.  BUSINESS DISCLOSURE.

    Employee agrees that during the term of his employment with the Company and thereafter, he will not, without the express, prior written consent of the Company's board of Directors, disclose, other than to an authorized employee, officers or director for the Company, any confidential information of, regarding or relating to the Company. For purposes of the preceding sentence, the phrase
"confidential information" shall include, but not be limited to, any information relating to the Company's businesses, customers, trade practices or trade secrets and know-how. Upon the termination of the Employee's employment, for whatever reason, Employee, without the express, prior written consent of the Board of Directors, shall not remove from the premises or possession of the Company, or retain, publish or disseminate, any figures, calculations, letters, customer lists, documents, written instruments or any other material of a confidential nature, whether originals, photocopies or other facsimiles or reproductions thereof, or other confidential information of any type or description in connection with or in any way pertinent to the Company or its affairs.

6.  TERMINATION OF CONTRACT PRIOR TO EXPIRATION OF DESIGNATED TERM.

    (a) Except as provided in Section 6(c) below, this Agreement may be terminated at any time by Employee by giving written notice, in the manner specified in Section 10 of this Agreement, no less than thirty (30) days in advance of the effective date of said termination.

    (b) This Agreement may be terminated by the Company for cause upon thirty
(30) days written notice delivered to Employee.

    In the event the Company determines that Cause exists, it shall notify
Employee that termination has been called for by a majority vote of the Board.
Prior to the effectiveness of any such termination, Employee shall be provided an opportunity (along with his counsel) to make a presentation as to why such termination is inappropriate, unless within thirty (30) days after receiving such notice, the Employee shall have cured Cause to the reasonable satisfaction of the Company. For purposes of this Section 6(b), the Company shall have cause to terminate the Employee under any of the following circumstances:

        (i) Failure on the part of the Employee to exert his best efforts in performing the functions assigned to him by the Company, which failure can reasonable be expected to have a material adverse effect on the Company, provided that the functions assigned to the Employee shall at all times be in keeping with the position for which Employee was hired, as described n
    Paragraph 1 of this Agreement:

        (ii) Employee is in breach of any of the terms of Paragraphs 4 and 5 hereof, is guilty of dishonesty or chronic absenteeism or is convicted of a felony or of a misdemeanor involving moral turpitude.

    (c) After the occurrence of the Triggering Event specified in Section 2(b) of this Agreement, Employee's employment with the Company may be terminated by either party to this Agreement by delivering to the other party written notice of termination at least thirty (30) days prior to the effective date of such termination notice.

    (d) Termination of this Agreement will not relieve Employee from liability pursuant to Paragraphs 4 and 5 which, by their respective terms, continue beyond the termination of this agreement.

7.  DISABILITY.

    If Employee is unable to perform his services for or on behalf of the Company by reason of any illness or incapacity which persists for more than ninety (90) consecutive days, his compensation shall thereafter be payable to him only for One Hundred and Eight (180) days following the onset of such

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illness or incapacity. The Employee's full compensation shall be prospectively reinstated upon his return to full employment and the discharge of all his duties.

8.  REMEDIES.

    It is agreed that in the event of any breach, violation, or evasion of the terms of this Employment Agreement, such breach, violation, or evasion will result in immediate and irreparable injury to the Company and will authorize the Company to seek injunctive relief, including, but not limited to, any order of specific performance, as well as all other legal or equitable remedies to which the Company may be entitled.

9.  NOTICE.

    (a) Any notice required to be given pursuant to the provisions of this Agreement shall be given in writing and sent by registered or certified mail, return receipt requested, to the party entitled to receive such notice, at the addresses herein specified or at such other address(es) notice of which has been given to the other party.

    (b) Any notice required to be given to the Company shall be given to the Company's Corporate Secretary, 625 Polk Street, San Francisco, California,
94192. Any notice required hereunder to be given by the Company shall be given by or at the direction of the Board of Directors of the Company.

    (c) Any notice required to be given to Employee shall be given at the address or addresses as specified in Item 10 of Exhibit A.

10. ARBITRATION.

    Any controversy or claim arising out of or relating to this Agreement or the breach thereof may, in the sole discretion of the Company, be settled by arbitration proceedings conducted in the City of San Francisco, California, in accordance with the rules of the American Arbitration Association, and judgement upon the award rendered may be entered and enforced in any court of competent jurisdiction.

12. GOVERNING LAW.

    This Agreement has been executed in and shall be governed by the laws of the State of California. The Parties consent to personal jurisdiction and venue in San Francisco County, California, to resolve any dispute arising out of or relating to this Agreement or its breach, interpretation, termination or validity. In addition, Company shall reimburse Employee for all reasonable attorney's fees incurred in the enforcement of his rights under this Agreement if Employee shall prevail in such disputes with respect to the Agreement.

13. WAIVER OF BREACH.

    This waiver by the Company of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee. No such waiver shall be valid unless set forth in a writing signed by at least one (1) authorized officer of the Company.

14. ASSIGNMENT.

    Employee acknowledges that the services to be rendered by him are unique and personal. Accordingly, Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

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15. ENTIRE AGREEMENT.

    This Agreement contains the entire understanding of the parties and may not be modified, amended or terminated unless the provisions of such modification, amendment or termination are set forth in writing signed by all of the parties to this Agreement. This Agreement, and any modification, amendment or termination thereof, shall be approved by and executed on behalf or at the direction of the Company's Board of Directors.

    If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or part, such invalidity or unenforceability shall not affect the remaining provisions hereof, which shall remain in full force and effect. In addition, the Company shall bear, or reimburse Employee for all reasonable legal fees incurred in connection with entering into or defending this Agreement.

    IN WITNESS WHEREOF the parties hereto have executed this Agreement on the 17th day of June, 1999.

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
Attest:                                      California Culinary Academy, Inc.
                                             By the Board of Directors

/s/ [ILLEGIBLE]                              By:        /S/ CHARLES E. WHITE
------------------------------------------              ------------------------------------------
WITNESS                                                 FOR THE BOARD

(SEAL)

WITNESS                                      EMPLOYEE

/s/ [ILLEGIBLE]                              /s/ KEITH H. KEOGH
------------------------------------------   ----------------------------------------------

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                              EMPLOYMENT AGREEMENT
                                   EXHIBIT A

EMPLOYEE:  KEITH H. KEOGH

Item 1(a)  TITLE(S):                PRESIDENT AND CHIEF EXECUTIVE OFFICER

Item 1(b)  PLACE OF EMPLOYMENT:     625 POLK STREET, SAN FRANCISCO, CALIFORNIA 94102

Item 2     EFFECTIVE DATE:          JUNE 1, 1999

           ANNIVERSARY DATE:        MAY 31, 2000

Item 3(a)  BASE COMPENSATION:

           GROSS ANNUAL SALARY:     ONE HUNDRED NINETY FIVE THOUSAND DOLLARS ($195,000.00)

Item 3(b)  GROSS MONTHLY SALARY:    SIXTEEN THOUSAND, TWO HUNDRED AND FIFTY DOLLARS
                                    ($16,250.00)

Item 3(c)  Executive Benefits Summary

           Severance Arrangement:   In the event of the occurrence of a "Triggering Event" as
                                    defined in Section 2(b) of this Agreement, at the
                                    Employee's option, the Employee may elect to sever his
                                    employment with the Company at any time during the
                                    initial twelve (12) months following such a triggering
                                    event. In such case, Employee shall have an entitlement
                                    to an immediate severance payment equal to two (2) years
                                    of his base compensation and all stock options previously
                                    granted to Employee shall become fully vested to the
                                    Employee.

           Additional Compensation  Employee shall have an opportunity to earn a bonus of ten percent (10%) of his annual base salary when the annual
                                    operating plan and profits are achieved. In the event
                                    that the operating revenue and the profit plan is
                                    exceeded by five to nine percent (5%-9%), a bonus of
                                    twenty percent (20%) of base salary will be awarded. In
                                    the event that the operating revenue and the profit plan
                                    is exceeded by ten percent (10%) or more, thirty percent
                                    (30%) of the base salary will be awarded provided that
                                    the Board of Directors are satisfied with the Employee's
                                    people skills and performance of required duties.

           Holiday Leave            Eight paid holidays per year. Calendar established
                                    annually by Company.

           Medical/Dental           Participation in the Company sponsored group medical
           Insurance                plan. Company pays full premium for Employee and family.

           Group Life Insurance     Term Life Coverage of two-time current salary to a
                                    maximum of $400,000 Coverage. Full premium paid by
                                    Company.

           Group Disability         Participation in Disability Insurance program on same
           Insurance                basis as other executives in the Company.

           401(k), Company          Tax deferred savings from payroll deductions allowed up
           Matching Contribution    to a maximum set by government and plan limits. Company
           and Profit Sharing       matches Employee contributions in Company common stock at
                                    fifty percent (50%) of first five percent (5%) of salary
                                    deferred.

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
Item 4     NOTICE TO EMPLOYEE:

           Keith H. Keogh
           ---------------------------------------------------------------------------------

           625 Polk Street
           ---------------------------------------------------------------------------------

           San Francisco, California 94102
           ---------------------------------------------------------------------------------

Employee:                                      California Culinary Academy, Inc.
                                               By the Board of Directors

/s/ KEITH H. KEOGH                             /S/ CHARLES E. WHITE, SECRETARY
--------------------------------------------   --------------------------------------------
Keith H. Keogh                                 For the Board

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